Exhibit 5.2

ATTORNEYS AT LAW

777 EAST WISCONSIN AVENUE
MILWAUKEE, WI 53202-5306
414.271.2400 TEL
414.297.4900 FAX
www.foley.com

WRITER’S DIRECT LINE
414.297.5846

CLIENT/MATTER NUMBER
026375-0167
August 9, 2007
PERSONAL AND CONFIDENTIAL
Popular, Inc.
P.O. Box 362708 (Mail Stop 914)
San Juan, PR 00936-2708
Ladies and Gentlemen:
     We are counsel to Popular, Inc. (the “Company”), and have acted as co-counsel in conjunction with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 4,000,000 shares of the Company’s Common Stock, $6.00 par value (the “Common Stock”), which may be issued or acquired pursuant to the Popular, Inc. USA 401(k) Savings and Investment Plan (the “Plan”).
     As such counsel, we have examined the Plan (including any amendments thereto), as submitted to the Internal Revenue Service and all amendments to the Plan that, to our knowledge, the Company has adopted subsequent to the date the Plan was filed with the Internal Revenue Service.
     Based upon the foregoing, we are of the opinion the Plan, as amended, complies with the applicable requirements of the Employee Retirement Income Security Act of 1974 (“ERISA”), as and to the extent that ERISA applies to such Plan.
     This opinion is for the limited purpose of facilitating the Company’s Registration Statement, and we consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act. The opinion is not to be used for any other purpose.

Very truly yours, FOLEY & LARDNER LLP
By:	/s/ Leigh C. Riley
Leigh C. Riley

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